NEWS
RELEASE

Contact:                Scott McCurdy
Vice President and Chief Financial Officer
Geokinetics Inc.
(713) 850-7600
(713) 850-7330 FAX

FOR IMMEDIATE RELEASE

 GEOKINETICS ANNOUNCES PRESENTATION AT THE 2009 RBC CAPITAL MARKETS GLOBAL ENERGY & POWER CONFERENCE

HOUSTON, TEXAS, May 26, 2009 - Geokinetics Inc. (NYSE Amex: GOK) announced that Richard Miles, the Company’s President and Chief Executive Officer, and Scott McCurdy, the Company’s Vice President and Chief Financial Officer, will present at the 2009 RBC Capital Markets Global Energy and Power Conference on Monday, June 1, 2009, starting at 8:30 a.m. Eastern Daylight Time at The Ritz-Carlton New York, Battery Park, New York, New York.

About Geokinetics Inc.

Geokinetics Inc., based in Houston, Texas, is a leading global provider of seismic acquisition and high-end seismic data processing services to the oil and gas industry.  Geokinetics has strong operating presence in North America and is focused on key markets internationally. Geokinetics operates in some of the most challenging locations in the world from the Arctic to mountainous jungles to the transition zone environments. More information about Geokinetics is available at www.geokinetics.com.

GEOKINETICS INC. (NYSE Amex: GOK)
1500 CityWest Blvd., Suite 800, Houston, Texas  77042  (713) 850-7600  (713) 850-7330 FAX